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EXHIBIT (

                                                                           n)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in the Registration Statement of DECS Trust VI on Form N-2 filed with the Securities and Exchange Commission on or about October 26, 1999 of our report dated October 26, 1999 on our audit of the Statement of Assets, Liabilities, and Capital of DECS Trust VI as of
October 26, 1999. We also consent to the reference to our firm under the caption "Experts."

New York, New York
October 26, 1999